CORRESP 1 1234567890 xxxxxxxx CORRESP DOCUMENT ASSEMBLED FOR VALIDATION PURPOSES ONLY ON nevadafile

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) March 24, 2005

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation) (Commission File Number) (I.R.S.Employer Identification No.)

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The following amendments to articles of incorporation or bylaws were filed with Secretary of State of Nevada effective on April 5, 2005.

As indicated on Form 8-K dated 9/24/04 that on September 30, 2004 the Registrant exercised a 3 (new) to 1 (existing) stock split on all stocks issued and outstanding as of September 30, 2004. Units of warrants issued and outstanding on that date are also increased 3 times as of September 30, 2004. The Registrant authorizes the 2nd class of stock, preferred (voting) common stock of 2.5 million shares, with preferred rights to common shares designated to the Board of Directors' use. All corporate stocks issued and outstanding are subject to possible adjustments and/or dilutions.

Item 8.01 Other Events.

The Registrant is to acquire other companies (or another company) using its equity stocks and/or cash to achieve its growth. A common stockholder does not have the right of dissenting stockholders (NRS78.3793), provided that majority stockholders approve such an acquisition. The amendment to articles of incorporation or bylaws was also filed with Secretary of State of Nevada effective April 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2005

L & L FINANCIAL HOLDINGS, INC.

_/s/__ Dickson Lee _____ Dickson Lee, Chairman & CEO

04/08/2005 08:24 FAX → EMAIL-FAX 001/001

**DEAN HELLER**
**Secretary of State**
**204 North Carson Street, Suite 1**
**Carson City, Nevada 89701-4299**
**(775) 684 5708**
**Website: secretaryofstate.biz**

Entity # C28619-1999
Document Number: 20050104908-99
Date Filed: 4/5/2005 2:55:13 PM
In the office of

Dean Heller
Secretary of State

# Certificate of Designation

(PURSUANT TO NRS 78.1955)

*Important: Read attached instructions before completing form.*

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

L & L Financial Holdings, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

3. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

4. Officer Signature: ______ , CEO & Director

**Filing Fee: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

***SUBMIT IN DUPLICATE***

*This form must be accompanied by appropriate fees. See attached fee schedule.*